Exhibit 10.23

Promissory Term Note

Amount: $300,000	Date: June 28, 2011

FOR VALUE RECEIVED, the undersigned, T3 Motion, Inc., a Delaware Corporation (“Borrower”), maintaining an address at 2990 Airway Ave., Bldg A, Costa Mesa, CA 92626, promises to pay to the order of Ki Yong Nam and Yeong Hee Nam, Trustees of the Nam Family Trust DTD 2/17/97, residing at 22701 Pelican Hill Rd South Newport Coast CA 92657 (“Lender”), the principal sum of up to $300,000 (the “Principal”), together with interest thereon at the rate of 12.0% per year from the date herein.

Interest shall begin accruing on April 25, 2011 and shall be payable monthly on the 15th of each month commencing June 2011. The entire Principal, together with any accrued but unpaid interest, shall be fully paid on or before April 25, 2012 (the “Maturity Date”). At the Borrower’s sole option, the Maturity Date may be extended for one year to April 25, 2013.

All or any part of the Principal may be prepaid at any time and from time to time without penalty. Payments shall be applied first to accrued interest and the balance to the Principal.

All payments hereunder shall be made to such address as may from time to time be designated by Lender and must be made in United States funds.

Borrower and all other parties to this Note, whether as endorsers, guarantors or sureties, agree to remain fully bound until this note shall be paid in full and waive demand, presentment and protest and all notices hereto. Borrower further agrees to remain bound by this Note notwithstanding any extension, modification, waiver, or other indulgence, failure, discharge or release of any obligation hereunder.

The Lender’s failure to exercise any right or option hereunder does not constitute a waiver of any future right or option.

No modification to this document or indulgence by any holder hereof shall be binding unless in writing.

If any provision of this Note is deemed unenforceable, in whole or in part, for any reason, the remaining provisions shall still remain in full force and effect.

This Note shall take effect as a sealed instrument and is made and executed under, and is in all respects governed by, the laws of: the State of California.

T3 MOTION, INC. (Borrower)	Ki Yong Nam, Trustee (Lender)

By:
Signature	Signature

Name: Kelly J. Anderson	Yeong Hee Nam, Trustee (Lender)
Title : Chief Financial officer

Signature